POWER OF ATTORNEY



                                   KNOW  ALL  MEN  BY  THESE PRESENTS, that
 each of the undersigned, being a director or officer, or  both, of HORIZON
   GROUP, INC., a Michigan corporation (the "Company"), does hereby constitute and appoint JEFFREY A. KERR, JOSEPH CATTIVERA and JAMES S. O'BRIEN, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the Company's filing with respect to the registration under said Securities Act of shares of common stock issuable or issued pursuant to Venture Agreement by and between
 Horizon/Glen Outlet Centers Limited Partnership and Finger Lakes Outlet Center, LLC, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer or both, of the Company, as indicated below opposite his signature, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

                                   IN   WITNESS   WHEREOF,  each   of   the
  undersigned has subscribed these presents, as of this 25th day of November, 1996.


 /S/ DOUGLAS CROCKER II
 Douglas Crocker II                     Director

 /S/ WILLIAM P. DICKEY
 William P. Dickey                      Director

 /S/ ALAN GLEN
 Alan Glen                              Director

 /S/ EDWIN N. HOMER
 Edwin N. Homer                         Director

 /S/ MARTIN SHERMAN
 Martin Sherman                         Director

 /S/ FRANCIS T. VINCENT, JR.
 Francis T. Vincent, Jr.                Director

 /S/ JOSEPH CATTIVERA
 Joseph Cattivera                       Executive Vice President
                                        (Principal Financial Officer)

 /S/ RICHARD PHILLIPS                   Vice      President      (Principal
                                        Accounting
 Richard Phillips                       Officer)